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                                                                    EXHIBIT 4.10


                      VETERINARY CENTERS OF AMERICA, INC.

                               FIRST AMENDMENT TO
                         CREDIT AND GUARANTY AGREEMENT

       The FIRST AMENDMENT, dated as of October 23, 2000 (this "AMENDMENT"), to the Credit and Guaranty Agreement, dated as of September 20, 2000 (as amended through the date hereof, the "CREDIT AGREEMENT"), by and among VICAR OPERATING, INC., a Delaware corporation ("COMPANY"), VETERINARY CENTERS OF AMERICA, INC., a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger (in such capacity, "LEAD ARRANGER"), and as Sole Syndication Agent (in such capacity, "SYNDICATION AGENT"), and WELLS FARGO BANK, N.A. ("WELLS FARGO"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT"). Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.


                                   RECITALS:

       WHEREAS, Company has requested that Holdings and the Lenders agree to make amendments to certain definitions to the Credit Agreement.

       NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT

          1.1   AMENDMENTS TO SECTION 1: DEFINITIONS.
                ------------------------------------

                A. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in proper alphabetical order:

                "FIRST AMENDMENT" means the First Amendment dated October 23, 2000 to this Agreement by and among Company, Holdings, Lenders as of the date of such amendment and the Agents.

                "FIRST AMENDMENT CLOSING DATE" has the meaning assigned to that term in the First Amendment.



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                B.  Section 1.1 of the Credit Agreement is hereby amended by deleting each of the definitions of "CONSOLIDATED CAPITAL EXPENDITURES" and "REQUISITE LENDERS" in their entirety and substituting therefor the following:

                "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of the expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries excluding, (i) any acquisition of assets that constitutes a Permitted Acquisition and
          (ii) any expenditures made by Company pursuant to Sections 2.13(a) and 2.13(b) hereof; provided, however, that notwithstanding any of the foregoing to the contrary, Consolidated Capital Expenditures shall include expenditures of Company and its Subsidiaries with respect to assets constituting a fee interest in real property acquired by Company in connection with a Permitted Acquisition.

                "REQUISITE LENDERS" means three or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of
          (i) the aggregate Tranche A Term Loan Exposure of all lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders and (iii) the aggregate Revolving Exposure of all Lenders.

                C. Section 1.1 of the Credit Agreement is hereby further amended by adding the following paragraph at the conclusion of the definition of "PERMITTED ACQUISITION":

          "Notwithstanding any of the foregoing to the contrary, "Permitted Acquisition" shall not include any acquisition of any assets constituting a fee interest in real property to the extent such acquisition of assets is included in the calculation of Consolidated Capital Expenditures."


SECTION 2. CONDITIONS PRECEDENT TO EFFECTIVENESS

          2.1 The effectiveness of the amendments set forth at Section 1 hereof are subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the "FIRST AMENDMENT CLOSING DATE"):

          (A) The Company, Holdings and the Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Agent.


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          (b)   As of the First Amendment Closing Date, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all respects on and as of the First Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date.

          (c) As of the First Amendment Closing Date, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

          (d) The Administrative Agent and Lenders shall have received such other documents and information regarding Credit Parties and the Amended Agreement as the Arrangers or Lenders may reasonably request.


SECTION 3.  REPRESENTATIONS AND WARRANTIES

          3.1 In order to induce Lenders to enter into this Amendment, each applicable Credit Party represents and warrants to each Lender, as of the date hereof and upon giving effect to this Amendment, that the representations and warranties contained in each of the Credit Documents is true, correct and complete in all respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date.


SECTION 4.  MISCELLANEOUS

          4.1 This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

          4.2 In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          4.3 On and after the First Amendment Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit


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Agreement","Thereunder","thereof" or words of like import referring to the
Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
          4.4 Except as specifically amended by this Amendment, the Credit Agreement and other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          4.5 The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

          4.6 Section headings herein are included herein for convenience of reference only and shall not constitute a par hereof for any other purpose or be given any substantive effect.

          4.7 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          4.8 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company, Holdings and Administrative Agent and Syndication Agent of written or telephonic notification of such execution and authorization of delivery thereof.


            [The remainder of this page is intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



COMPANY:                                     VICAR OPERATING, INC.


                                             By:  /s/  Tomas Fuller
                                                 -------------------------------
                                                  Name:  Tomas Fuller
                                                  Title: VP



HOLDINGS:                                    VETERINARY CENTERS OF AMERICA,


                                             By:  /s/  Tomas Fuller
                                                 -------------------------------
                                                  Name:  Tomas Fuller
                                                  Title: VP



                                       S-1
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SOLE SYNDICATION AGENT,
SOLE LEAD ARRANGER,
AND A LENDER:                                GOLDMANSACHS CREDIT PARTNERS L.P.,


                                             By:    /s/  R T WAGNER
                                                  ------------------------------
                                                       Authorized Signatory



                                      S-2

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        ADMINISTRATIVE AGENT,
        COLLATERAL AGENT
        AND A LENDER:                          WELLS FARGO BANK, N.A.

                                                  /S/ S. MICHAEL ST. GEME
                                               By --------------------------
                                                  Name:  S. MICHAEL ST. GEME
                                                  Title: VICE PRESIDENT




                                      S-3
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        LENDERS                           NATEXIS BANQUES POPULAIRES
                                         (f/k/a/ Natexis Banque) New York Branch

                                            /s/ Gary Kania
                                         By:---------------------------
                                            Name:   GARY KANIA
                                            Title:  Vice President


                                             /s/ JORDAN SADLER
                                                 JORDAN SADLER
                                            ASSISTANT VICE PRESIDENT



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                                             SIERRA CLO I, LTD


                                             By: /s/ John M. Casparian
                                                 -------------------------------
                                                 Name: John M. Casparian
                                                 Title: Senior Managing Director


                                      S-5
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                                             THE PRUDENTIAL INSURANCE
                                             COMPANY OF AMERICA


                                             By: /s/ B. Ross Smead
                                                 ---------------------
                                                 Name:  B. Ross Smead
                                                 Title: Vice President


                                      S-6
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                             OFFICER'S CERTIFICATE


        This OFFICERS CERTIFICATE is delivered pursuant to Section 2 of that certain First Amendment to Credit and Guaranty Agreement dated as of October 23, 2000 (the "Amendment") which amends that certain Credit and Guaranty Agreement dated as of September 20, 2002 (as amended, the Credit Agreement", capitalized terms used herein without definition having the meanings given such terms in the Credit Agreement). The undersigned hereby certifies that

        1. As of the First Amendment Closing Date, the representations and warranties contained contained therein and in the other Credit Documents are true, correct and complete in all respects on and as of the First Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all res[respects on and as of such earlier date.

        2. As of the First Amendment Closing Date, no event has occurred and is continuing that would constitute an Event of Default or a Default.

        IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of the 6 day of December, 2000.


                                      VETERINARY CENTERS OF AMERICA, INC.

                                         /s/ ROBERT L. ANTIN
                                      BY:---------------------
                                         Robert L. Antin
                                         President